As filed with the Securities and Exchange Commission on April 22, 2011

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOP EAT LIVE, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	5900	27-4636223
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

SHOP EAT LIVE, INC.
423 31st Street
 Newport Beach, California 92663
Tel.: 1-876-775-6074
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-0104
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Law Office of Leo J. Moriarty
12534 Valley View Street #231
Garden Grove, California 92845
Telephone 714-305-5783
Facsimile 714-316-1306
E- Mail LJMLegal@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value (1)	8,000,000	$0.001(2)	$8,000	$0.93
TOTAL	8,000,000	$0.001(2)	$8,000	$0.93

(1)	This Registration Statement covers the resale by our selling shareholder of up to 8,000,000 shares of common stock previously issued to such selling shareholder.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholder as founder shares. The price of $0.001 is a fixed price at which the selling security holders may sell his shares until our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 22, 2011

SHOP EAT LIVE, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Hal Sklar, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. The selling security holder has not engaged any underwriter in connection with the sale of his shares of common stock. Common stock being registered in this registration statement may be sold by the selling security holder at a fixed price of $0.001 per share until our common stock is quoted on the OTCBB and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA"), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The selling security holder Hal Sklar is the “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We do not consider our self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Our management or any affiliates of our company or our management have not been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

Shop Eat Live, Inc. is a development stage company. Shop Eat Live, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 4 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  April 22, 2011

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	2
RISK FACTORS	4
(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	4
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES	14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS TO ISSUER	10
DILUTION	10
DETERMINATION OF OFFERING PRICE	10
SELLING SECURITY HOLDER	10
PLAN OF DISTRIBUTION	11
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
DESCRIPTION OF BUSINESS	24
MANAGEMENT	28
MANAGEMENT BIOGRAPHIES	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
REMUNERATION OF DIRECTORS AND OFFICER	31
STOCK INCENTIVE PLAN	31
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	31
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	32
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	33
DESCRIPTION OF SECURITIES TO BE REGISTERED	33
LEGAL MATTERS	34
EXPERTS	34
INTEREST OF NAMED EXPERTS AND COUNSEL	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
AVAILABLE INFORMATION	34
REPORTS TO SECURITY HOLDER	35
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “SHOP EAT LIVE” “Company,” “we,” “us” and “our” refer to Shop Eat Live, Inc.

Overview

We were incorporated in the State of Nevada on January 19, 2011, under the name of Shop Eat Live, Inc. Our business plan is to engage in electronic commerce ("ecommerce") through our collective buying website. Our business model is to provide significant discounts to our registered subscribers by allowing them to buy group vouchers for local businesses in Las Vegas, NV (such as restaurants, hotels, spas, tourist attractions, etc.). To date, we have begun operations but have yet to generate any revenues. We have reserved a domain name for the company at http://www.shopeatlive.com, and our webmasters have begun designing our website which can be viewed at http://www.shopeatlive.com.

We are a development stage company and have begun business operations including but not limited to the development of our website, programming, profiling and locating businesses to offer their discounted products or services on our e-commerce website recruiting/interviewing for the hiring of employees. However, we have not generated any revenues to this date.

Our Company's business can be categorized as an e-commerce concept.  In the rapidly growing social media industry, our concept is referred to as “social couponing” or “daily deals”.

Our business concept is such that we will offer daily discounts on products or services in Las Vegas, Nevada. These deals are offered for sale to our registered subscribers with a highly reduced price; often the subscriber will have the opportunity to get 50% to 80% off, or more, from products or services. The subscriber pays for the product or service directly online at our ecommerce website and in turn will receive a voucher into their email mailbox that can be used during a specified period of time. In turn, we get a percentage of the revenues from the retailer that offered the deal.

Our advertisers will come from local businesses (restaurants, spas, auto services, dentists, optical providers, etc.) in Las Vegas, Nevada that are willing to provide large discounts with no upfront costs to advertise their brand and products or services to our registered subscribers. Our Company will advertise these businesses by offering the vouchers online, and will take a percentage of the revenues from the retailer that offered the deal.

At this time, we have no revenue and no significant assets. Our auditors have raised substantial doubt as to our ability to continue as a going concern. As of March 31, 2011, the Company has an accumulated deficit of $90,398 limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs for the next twelve month period. The Company's sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission. The continuation of Shop Eat Live as a going concern is dependent upon financial support from its stockholder, the ability of Shop Eat Live to obtain necessary equity financing to continue operations, and the attainment of profitable operations. To meet our cash needs, from inception to date we have raised approximately $100,000 on a demand note, and as of March 31, 2011 we had $28,887 cash on hand. We believe we will need to raise a total of $250,000 over the next 12 months to continue our business operations. These estimates may change depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources. At this time, we have no commitments for the funding necessary to continue in business for the next 12 months. Please refer to our Management Discussion and Analysis of Financial Condition and Results contained herein for a more detailed description.

Where You Can Find Us

Our principal executive office is located at Shop Eat Live, Inc. 423 31st Street Newport Beach, California 92663. Our telephone number is 876-775-6074. Hal Sklar, our President, supplies this office space on a rent-free basis. Our Internet site is located at: http://www.ShopEatLive.com. We maintain our statutory registered agent's office at Paracorp, Incorporated 318 North Carson Street, Suite 208 Carson City, Nevada 89032

THE OFFERING

Common stock offered by selling security holders	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock (1).

Selling Shareholder	Hal Sklar

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 common shares as of April 22, 2011.

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)	Based on 18,000,000 shares of common stock outstanding as of April 22, 2011

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Hal Sklar, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The selling security holder Hal Sklar is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Shop Eat Live, Inc. is a development stage company. Shop Eat Live, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Shop Eat Live, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from Inception (January 19, 2011) through March 31, 2011. The financial statement data as of the period ended March 31, 2011has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

January 19, 2011 (inception) to March 31, 2011 (Audited)
Statement of Operations Data:
Revenues	$-
Operating expenses	89,213
Net (loss)	$(90,398)
Per Share Data:
Net (loss)	$(90,398)
Number of shares outstanding	18,000,000
Basic and diluted loss per share	-
Weighted average shares outstanding	18,000,000
Balance Sheet Data:
Cash	$28,887
Total current assets	33,387
Total current liabilities	105,785
Accumulated deficit	(90,398)
Total stockholder’s equity (deficit)	$(72,398)

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

1. WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended March 31, 2011 that we have not generated revenues since inception. As of March 31, 2011, we had a net loss of $90,398, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At March 31, 2011, our cash on hand was $28,887. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.  As of the date of this prospectus, we have commenced business operations but have not yet generated any revenues.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

2. THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history from January 19, 2011 inception to March 31, 2011of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

Our ability to facilitate sales between businesses selling a product or service and our registered subscribers;
Increase awareness of our brand name and develop an effective business plan;
Our ability to locate businesses who will sell to our registered subscribers their products or service;
Meet customer standards while Implement advertising and marketing plan;
Our ability to attract registered subscribers who will buy our products or service;
Our ability to generate revenues through the sale of products and services offered to our registered subscribers;
Our ability to successfully market our products and services;
Attract, retain and motivate qualified personnel who can successfully assist us in implementing our business plan;
Attain customer loyalty in light of competition;
Maintain current strategic relationships and develop new strategic relationships;
Our ability to update our website to meet rapid changes in technology; and
Our ability to facilitate sales between the businesses and the registered subscribers who purchase their highly discounted product or service.

3. WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Based upon current plans, we anticipate that we will continue to incur development stage operating losses in future periods of time due to the significant costs associated with the development of our business.  Failure to generate revenues may cause us to suspend or cease operations.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

4. WE HAVE NO BUSINESSES OFFERING THEIR GOODS AND SERVICES FOR SALE AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY. EVEN IF WE OBTAIN BUSINESSES OFFERING GOODS OR SERVICES, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.

We have no businesses offering their goods and services for sale. We have not identified any businesses offering their goods and services and we cannot guarantee we ever will have any businesses. Even if we obtain businesses offering their goods and services, there is no guarantee that we will be able to generate enough free registered subscribers who will purchase the products or services offered on our e-commerce website. If we are unable to attract enough businesses to offer their products or services at a highly discounted rate to offer to our free registered subscribers, or enough registered subscribers to buy the products from us, our website will not operate profitably and we will have to suspend or cease operations.

5. BECAUSE WE ARE A DEVELOPING COMPANY AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT THE MARKETING OF OUR SERVICES TO POTENTIAL BUSINESSES AND FREE REGISTERED SUBSCRIBERS. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH FREE REGISTERED SUBSCRIBERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we must limit marketing our products. The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough free registered subscribers to buy or businesses to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

No assurance can be given that Shop Eat Live will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of Shop Eat Live to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions. The proceeds from the sale of the securities offered in this registration statement will go directly to the selling security holder and not to Shop Eat Live. As such, this offering might negatively affect Shop Eat Live’s ability to raise needed funds through a primary offering of Shop Eat Live’s securities in the future

6. WE WILL NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our product will require the commitment of resources to increase the advertising, marketing and future expansion of our business.  Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

7. BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING BUSINESSES S AND REGISTERED SUBSCRIBERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time we have commenced business operations but have not yet generated any revenues. Our sole officer and director, Hal Sklar, will only be devoting limited time to our operations. Mr. Sklar will be devoting approximately 25 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

8. OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for our internet product; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

9. BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE IN THE MARKETING OF PRODUCTS OR SERVICES VIA THE INTERNET, WE MAY HAVE TO HIRE INDIVIDUALS. IF WE CANNOT AFFORD THE EXPENSE OF HIRING INDIVIDUALS WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we cannot afford to hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

10. OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. HAL SKLAR.

We have been heavily dependent upon the expertise and management of Mr. Hal Sklar, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of the services of Mr. Sklar’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

11. BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and director. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Mr. Sklar has no formal training in financial accounting matters, he has been preparing the financial statements that have been included in this prospectus. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

12. THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

13. IF HAL SKLAR, OUR PRESIDENT AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER WHICH COULD RESULT IN OUR OPERATIONS BEING SUSPENDED OR CEASING ENTIRELY. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

Hal Sklar is our sole officer and director. We are extremely dependent upon him to conduct our operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

14. OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new subscribers. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

15. A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE AFFECT ON OUR OPERATIONS AND WILL CAUSE US TO CEASE DOING BUSINESS.

Our operations depend entirely on the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

16. IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN TECHNOLOGY, OUR SERVICES, TECHNOLOGY AND SYSTEMS MAY BECOME OBSOLETE.

Due to the costs and management time required to introduce new services and enhancements, we may not be able to respond in a timely manner to avoid becoming uncompetitive. To remain competitive, we must meet the challenges of the introduction by our competitors of new services using new technologies or the introduction of new industry standards and practices. Additionally, the website developers we use to support our technology may not provide the level of service we expect or may not be able to properly market our products or services on commercially reasonable terms or at all.

17. THERE ARE A NUMBER OF COMPETITORS IN THE ONLINE DAILY DEAL VOUCHER INDUSTRY AND SOME OF THEM HAVE BEEN OPERATING FOR QUITE SOME TIME.

Large amounts of funds have been already invested in research and development by daily deal voucher/discount corporations that are reflected in the numerous product lines available today. The voucher industry, particularly the hard copy version is usually distributed in newspapers as Free Standing Inserts and by mail. Any of which, could collectively or singularly turn their interests toward our business model and bring them directly into competition with Shop Eat Live, Inc. some media companies such as TV, Radio, and print advertising companies have already entered the daily deal space.

Should that competition decide to engage in a marketing battle with Shop Eat Live, Inc., the competitors' actions could have a highly negative impact on Shop Eat Live, Inc., including the severe reduction of potential revenues or the removal of Shop Eat Live, Inc. from the marketplace.

18. NONE OF SHOP EAT LIVE, INC`S TECHNOLOGY OR BUSINESS MODEL PARTICULARS IS PROPRIETARY.

The barriers to entry in Shop Eat Live, Inc`s business segment are low. The technology required to commence operations for any potential competitor are available from third party software providers and the costs for this software and hardware to support it are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the online voucher industry and mid-level technology expertise.

19. OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE. WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. Businesses offering their goods and services and free registered subscribers and consumers could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.

20. OUR DEVELOPMENT STAGE OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN OUR CONTROL.

Our development stage operating results are expected to fluctuate in the future based on a number of factors, many of which are not in our control. Our development stage operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our e-commerce service diminishes, or if we experience an increase in defaults among approved advertising applicants or for any other reasons we may not be able to quickly return to acceptable revenue levels. Any shortfall in our revenues would have a direct impact on our business. In addition, fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

21. WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

22. OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Hal Sklar, our Chief Executive Officer and sole director owns 100% of our capital stock with voting rights. In this case, Mr. Sklar will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

23. THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The initial fixed offering price of $0.001 per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

24. YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

25. OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

26. CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB (which is maintained by the FINRA) commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.001 per share until such time as our common stock becomes traded on the OTCBB. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations.  , In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds to the selling shareholder of $8,000. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

DETERMINATION OF OFFERING PRICE

The price of the shares has been arbitrarily determined by our board of directors. We selected the $0.001 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.001 per share of common stock until such time as our common stock becomes traded on the OTCBB. However, our shares may not ever be traded on the OTCBB or any other exchange.

SELLING SECURITY HOLDER

On February 10, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of March 31, 2011 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares beneficially owned prior to Offering (1)	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

Hal Sklar, CEO (1)	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Hal Sklar is not a broker-dealer or an affiliate of a broker- dealer.

(1)
Hal Sklar is the founder and officer and director of the Company. He presently owns 18,000,000 shares of the Company stock, which he obtained on February 10, 2011. Mr. Sklar is the sole shareholder of the Company.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, with a Minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus. Our common stock may never be traded on the OTCBB or another exchange. If our common stock becomes quoted on the OTCBB or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. This process usually take approximately between four (4) and twelve (12) weeks. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.001 until a market develops for the stock. We have not yet engaged a market maker to apply for quotation on the OTCBB on our behalf.

If our common stock becomes listed on the OTCBB it will have an effect on our liquidity. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Additionally, our stock is a penny stock. Burdens are imposed upon broker-dealers by penny stock requirements that may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $40,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the Company has paid $33,500 as of March 31, 2011, of which $4,500 represented prepaid accounting and auditing fees. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Shop Eat Live, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Bulletin.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

There is no assurance that any of the selling shareholder will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker/dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 18,000,000 shares of common stock outstanding as of March 31, 2011, 18,000,000 shares are owned by our sole officer and director Hal Sklar.

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We are a development stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue and have begun to develop our website, locate businesses in Las Vegas, Nevada that are willing to offer significant discounts of their products or services to our registered subscribers.

To meet our need for cash we raised $100,000 in a demand note. We cannot guarantee that since we have begun developmental stage operations that we will stay in business after twelve months. If we are unable to secure enough businesses of products or services at suitably low pricing or enough free registered subscribers willing to buy the products at higher than the price we have negotiated with our businesses, we may quickly use up the proceeds from the offering and will need to find alternative sources, like a public offering, or a private placement of securities in order for us to maintain our operations. Our sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission.

Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $250,000. Presently we do not have any existing sources or plans for financing.

Plan of Operation

Our business concept is for Shop Eat Live to present a daily discount for a niche market of three items per day (such as a (Shop item), at a retail store (shoes), an Eat (item), at a restaurant, and a (Live item), a hot air balloon ride., once a free registered subscriber purchases an offer they will receive in their email in-box a voucher for the item purchased.  In turn, we receive a percentage of the revenues generated from the sale of the vouchers. The advertising business pays no money upfront to be promoted on our e-commerce website.

A material challenge to our business operations is getting enough free registered subscribers to purchase discounted products from businesses that participate in our program, and in order to achieve this goal we will create incentives for our free registered subscribers to inform others of the discounts that businesses are offering on our website. We will encourage our registered subscribers to share news about deals through email, Facebook, Twitter and other social networking sites, and guarantee that if one of our registered subscribers sends our Company link to a friend, and the friend buys a Shop Eat Live Voucher ("Voucher") the referring subscriber will receive an additional discount. If we are unable to locate businesses in the Las Vegas area or fail to generate enough traffic to our website it may have a material impact on our revenues or income or may result in our liquidity decreasing.

We plan to implement our business operations by finding businesses in Las Vegas, Nevada that are willing to provide large discounts if their name, product and/or service are promoted to registered subscribers. Our Company promotes the business by offering vouchers online, and then taking a portion of the money spent on each voucher. At this time, our /CEO has approached several businesses that are willing to participate in the program prepared by the Company. However, no formal agreements have been signed with any business at this time.    Our business concept seeks to target the products, service, and event and tourism sector which we believe that Las Vegas, Nevada has a large number of companies in this area. We believe that our concept is attractive in both a growing and shrinking economy because it allows our free registered subscribers access to daily discounts by participating businesses that have the opportunity to generate more income through increased sales. Our concept allows businesses to generate more income and consumers to save more money.

In both a growing and shrinking economy we anticipate that businesses will use our program as a marketing tool and to generate income from repeat customers. Additionally, registered subscribers will likely prefer to receive a discount whether the economic environment is positive or negative.

To help prevent liquidity concerns, Shop Eat Live will have to also target businesses that will have offerings of goods and services that will be attractive to a nationwide audience. Having businesses that have offerings that are attractive enough to generate people to register for a free subscribership to our website will increase our Company's exposure and will address our long-term liquidity concerns.

We anticipate that we will meet our ongoing cash requirements through generating limited revenue, equity or debt financing. We estimate that our expenditures over the next 12 months beginning April 2011 will be approximately $250,000. As described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital through bank loans and private investors or other sources.

Description of Development Expenses	Estimated Completion Date	Estimated Expenses
(*1) Operating Costs and General-Administrative Expenses	12 Months	$48,000
(*2) Web Site Beta Testing	July 15 to July 31, 2011	$20,000
(*3) Server Hosting Set-Up and Maintenance	April 15, 2011	$9,500
(*4) Software Development : system updating	By July 15, 2011	$25,000
(*5) Marketing and Advertising	Effective Aug 1, 2011	$50,000
(*6) Management Costs	12 Months	$38,000
(*7) Consulting Fees	12 Months	$50,000
(*8) Salaries	12 Months	$9,500

Total		$250,000

Description of Development Expenses for the Prospectus	Estimated Completion Date	Estimated Expenses
Legal Expenses	12 Months	$10,000
Accounting Fees	12 Months	$10,000
Offering expenses	12 Months	$5,000

Expense Detail:

(*1)           Operating costs and general administrative expenses are the costs which we will incur with our day to day business. These include such things as, phone, utilities, leaseholds, insurance, mail, copying, licenses, travel, entertainment, training, seminars, workshops, and computers.

(*2)           Server Hosting, Set-Up, Beta Testing and Maintenance monthly service contract will include a  scalable Dedicated Virtual Server with technical specifications including a Linux OS with 8GB Memory with 3TB transfer bandwidth, a Parallels Plesk 10.1, PHP 5.3,  a MySQL 5.1, 64-Bit Operating System, capable of 140+ Installable Apps, and with a Premium Hardware SSL Certificate.

(*3)           Hosting and maintenance includes; Server redundancy, security patches and upgrades, scheduled maintenance, 24/7/365 monitoring utilizing multiple connections to multiple providers on the internet backbone, 24 hour response time, 99.5% network uptime guarantee, nightly back-ups of data, weekly back-ups of website and all web-site testing.

(*4)           Software development costs include: system updating, set-up of environment, module install and configure, Theme/HTML & CSS development, location theming, ecommerce development and set-up, deal Create Read Update Delete “CRUD” database development, discounts, featured shop section, exporting deals to other sites, tracking deals, regional systems, detecting location systems, international system, backend user management, affiliate systems, commission system, reports and graphics financials, system database back-up, archiving system, social media development-integration, feeds integration, account management, and quality assurance, and dashboards for system and sales management.

(*5)            Marketing and advertising expenses will be incurred by the Company to build brand awareness, to gain opt-in subscribers and to secure advertisers.  Traditional media advertising (radio, direct mail, cable TV, telemarketing, outdoor billboards and public relations programs) will be implemented to drive branding, subscriptions, and target businesses we seek as advertisers for the Company’s services. Internet marketing will include social media (Facebook, blogging, Tweeter, etc), search engine marketing and optimization, and affiliate-associate program development. Training and collateral materials will be designed and printed. A training manual will be developed for sales representatives.

(*6) Management costs will be any costs associated to paying any future managers who will assist with the overseeing of the running of the business and/or who will be responsible for managing the sales and marketing efforts.

(*7) Consulting fees will be paid to any outside consultant that the Company needs to bring in for any form of special expertise not possessed by the sole officer and director of the Company.

(*8) Salaries will be paid to future employees who will assist the Company with its sales and marketing efforts.

Our specific goal is to profitably sell discounted products and services to our registered members on our Internet website by allowing the public to buy group coupons for local restaurants, hotels, spas, tourist attractions and bars in Las Vegas, Nevada. Our web developers are still working on several back end aspects of our website.

Beginning on April 15, 2011, we intend to accomplish in the next three months the following:

Post our web page and begin Hosting web site and maintenance includes; Server redundancy, security patches and upgrades, scheduled maintenance, 24/7/365 monitoring utilizing multiple connections to multiple providers on the internet backbone, 24 hour response time, 99.5% network uptime guarantee, nightly back-ups of data, weekly back-ups of website and all web-site testing.

General Components of our system

•	eCommerce Setup
•	Payment Gateway Integration
•	Merchant Account Management
•	PCI Compliance
•	Linux Hosting Support
•	Module Installations and Configurations
•	Regional System – detects location of user
•	International System
•	Backend administration management tool
•	Affiliate System - Affiliate Marketing Dashboard
•	Commission System – Sales commission management
•	Deal creation and sales management dashboard
•	Integration code generation
•	Interface Development and Integration
•	Subscriber Account Login/Profile Management
•	Deal implementation
•	Commission distribution
•	Reporting Dashboard – Administration tool for managing activity
•	Marketing Dashboard – Tracking of deals in multiple locations
•	System diagnostics – Monitored Backups, Automated archiving of data
•	Social Media Integration
•	Feeds Integration

Beginning on July 15, 2011, we intend to accomplish in the next three months the following:

Social Couponing Web Marketing Capabilities and General Features:

•	Referral System
•	Daily Deals Email Subscription for multiple cities
•	Social Media: Deal sharing through Facebook and Twitter
•	Email/Invite a friend option
•	Authorize.net: Void the authorization, if the deal is not completed.
•	Google Maps integration for businesses
•	One-page easy shopping cart system
•	Integrated with Authorize.net merchant Gateway by default
•	Recently closed deals can be viewed in a separate page
•	Ability to place the deals in advance
•	User account page with purchase history and account overview details with the ability to manage shipping addresses, password changes, and print invoices
•	Shopping Cart can be integrated with SSL certificates
•	Ability to add more pages using the backend system
•	Support all languages
•	Ability to add "Discuss the Deal" section for required deals
•	Follow links for Facebook and Twitter
•	Gift to friend - Deals can be bought for a friend

Additional Features:

•	Multiple admin accounts that can be created with different privileges
•	Unlimited number of cities or locations can be added with different deals
•	Offer more than one deal per day
•	Easy-to-use daily deals module in which the admin can specify start/end time, deal dates, and minimum and maximum purchase requirements
•	Ability to view all the user details and purchases
•	Functional reporting system
•	Recent deals can be added through the administrator module
•	Allows for longer timeline on deals – monthly deal

Our Web site is being tested presently (April) 2011. We anticipate that our website will be fully functional by the first week of July. We will now begin to look at hiring commissioned sales staff to start marketing our website to merchants in order to initially keep costs down. Once we accumulate sales we will consider hiring full time staff around August 15, 2011 which we believe will cost approximately $2,000 per month. Our sole officer and director will handle our administrative duties. We expect to spend $2,500 for our office premises to be operational. We have begun our website development and have retained a website developer to create a state of the art website to promote our products. We expect to spend $30,000 for the website which will include graphics, back-end database, shopping cart, interactive links with Facebook and Twitter, search engine optimization, and links from our site.

Marketing and advertising will be focused on promoting our website and products. The advertising campaign may also include the design and printing of various sales materials. As soon as our website beta testing is competed around the end of July 2011, we intend to begin marketing our website around September 1, 2011 through Google, Facebook, and Twitter with an initial budget of about $5,000 will be spent on these mediums. Additionally, we will market through traditional sources such as advertising in magazines, billboards, and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost $5,000 to $10,000.

We anticipate that we will generate revenue as soon as we are able to offer discounted vouchers for Shop (products), Eat (restaurants) and Live (entertainment) for sale on our website by the middle of August 2011. This will happen once we negotiate agreements with one or two businesses of products/services. We plan to be profitable within 12 months of signing the contracts with the businesses. At this time we do not have any signed contracts with any business. We are not going to buy or sell any plant or significant equipment during the next twelve months.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of Bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $250,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

If we are able to raise the required funds to fully implement our business plan, we plan to implement the below business actions in the order provided below. If we are not able to raise all required funds, we will prioritize our corporate activities as chronologically laid out below because the activity which needs to be undertaken in the initial months is prerequisite for future operations. We anticipate that the implementation of our business will occur as follows:

April 2011 to October 2011

Complete Beta Testing of the website
Complete back design of the website
Design additional marketing materials
Hire outside consultant to prepare Legal Agreements for the Businesses
Market Company on Social Media websites as Facebook and Twitter.
Begin Marketing the Company's website to potential businesses wanting to offer discounts for their products and services in Las Vegas, Nevada.

October 2011 to April 2012

If initial launch is successful expand the concept to select local markets across the United States.
Hire additional marketing and sales staff.
Market products to hotels and resorts, pubs, restaurants, spas throughout Las Vega, Nevada
Hire personnel to manage the technical aspects of the website and the daily offerings

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up (development stage) company and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements with established businesses to offer their products/services for sale to us at pricing that will enable us to establish and sell the products/services to our clientele.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholder.

Results of Operations

January 19, 2011 (inception) to March 31, 2011

During the period we incorporated the company, we hired the attorney, and we hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name http://www.shopeatlive.com and begun the development of our website. Our net loss since inception is as a result of incurring expenses of $45,500 for consulting fees, $22,500 for advertising and promotion, $21,100 for website development and $1,185 for interest expense and other expenses as they relate to the filing of this registration statement.

At inception, we sold 18,000,000 shares of common stock to our sole officer and director, Mr. Hal Sklar for approximately $18,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

January 19, 2011
(inception) to
March 31, 2011

Revenue	$-

Expenses:
General and administrative	113
Advertising and promotion	22,500
Professional fees	45,500
Website development costs	21,100
Total operating expenses	89,213

Other Expenses
Interest expense	1,185

Net Loss	$90,398

Sales
January 19, 2011(inception) to March 31, 2011, we generated no revenues. There was no increase in revenues from the inception at January 19, 2011because the company has not yet commenced operations subsequent to that period.

Operating Expenses
Total operating expenses for the period on January 19, 2011(inception) until March 31, 2011 were $89,213. The costs primarily consisted of $113 of bank fees, $22,500 of advertising and promotion costs, and $45,500 of legal, accounting, and consulting fees related to the preparation of our business plan, as well as $21,100 for website development costs.

Other Expenses
Other expenses for the period on January 19, 2011(inception) until March 31, 2011 were $1,185, which consisted of interest expense related to accrued interest on $100,100 of total debt financing obtained during the period.

Lack of Revenues

We have limited operational history. We have not generated any revenues from our inception on January 19, 2011 to March 31, 2011. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next twelve months continues to be uncertain.

Net Loss

For the period from January 19, 2011 (inception) to March 31, 2011we incurred a net loss of $90,398.

Liquidity and Capital Resources

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however at sometime in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

The following table summarizes total assets, accumulated (deficit), stockholder’s equity (deficit) and working capital (deficit) at March 31, 2011.

March 31, 2011
Total Assets	$33,387

Accumulated (Deficit)	$(90,398)

Stockholder’s Equity (Deficit)	$(72,398)

Working Capital (Deficit)	$(72,398)

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On February 5, 2011 the Company received a short term, unsecured, bridge loan of $50,000, bearing interest at 8% from Eleanor Gorski, maturing on August 5, 2011.

On February 5, 2011 the Company received a short term, unsecured, bridge loan of $50,000, bearing interest at 8% from Victor Loehrer, maturing on August 5, 2011.

On February 7, 2011 the Company received a short term, unsecured, demand loan of $100, bearing interest at 8% from the CEO, Hal Sklar.

As of March 31, 2011, our total assets were $33,387, which were comprised of $28,887 of cash and $4,500 of prepaid espenses, and our total liabilities were $105,785 consisting of $4,500 of trade accounts payable, $1,185 of accrued interest and $100,100 in short term notes payable, of which $100 was received from our CEO to establish our bank account.

We anticipate that we will meet our ongoing cash requirements through generating limited revenue, equity or debt financing. We estimate that our expenditures over the next twelve months (beginning April 1, 2011) will be approximately $250,000 These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Our specific goal is to profitably sell discounted products and services to our registered subscribers, or those people who sign up with us on our website will be deemed a registered subscriber, by allowing the public to buy vouchers for local restaurants, hotels, spas, tourist attractions and bars in the Las Vegas, Nevada area.

We anticipate that we will generate revenue as soon as we are able to offer discounted vouchers for products/services for sale on our website by the middle of July 2011. This will happen once we negotiate agreements with one or two businesses for Shop Eat, Live (products/services). We plan to be profitable within 12 months of signing the contracts with the businesses. We are not going to buy any significant equipment during the next twelve months.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full 250,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Critical Accounting Policies

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at January 19, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from January 19, 2011 (inception) to March 31, 2011.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses approximated $22,500 for the period from January 19, 2011 (inception) to March 31, 2011.

Website Development Costs
The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.

2)
Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3)
Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

All website development costs from inception through the date of this report have been incurred pursuant to the initial planning stage. As a result, all costs have been expensed as incurred.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements
In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Company upon inception on January 19, 2011. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Company upon inception on January 19, 2011. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, "Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)" (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception on January 19, 2011. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Inflation

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of March 31, 2011, we had 18,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on January 19, 2011. Our business plan is to engage in electronic commerce ("ecommerce") through our website. Our target focus is to provide significant discounts to our free registered subscribers by allowing them to buy vouchers for products, local restaurants, hotels, spas, tourist attractions and other typs of businesses in the Las Vegas, Nevada area. In return, the businesses that we promote are able to sell a large amount of goods or services and market their business to numerous customers. To date, we have begun operations but have yet to generate any revenues. We have reserved a domain name for the company at http://www.shopeatlive.com and our webmasters have begun designing our website.

At this time our sole officer and director is responsible for constructing, operating and maintaining our web site. Additionally, he will be responsible for finding businesses that are willing to provide large discounts as long as we promote their business using our website and social marketing strategy. Our sole officer and director will focus on promoting vouchers of the participating businesses online to promote sales and facilitate buying on our website.

We maintain our statutory registered agent's office at Paracorp, Incorporated, 318 North Carson Street, Suite 208, Carson City, Nevada 89032. Tel.: 1-775-883-0104 and our mailing address and business office is located at 423 31st Street Newport Beach, California 92663. Our telephone number is 876-775-6074. Hal Sklar, our president, supplies this office space on a rent-free basis.

Industry Background and Analysis

Social Networking

Social networking is one of the fastest growing industries in the country. The company believes the potential of social networking websites is growing even in today’s economy. Websites such as Facebook and Twitter are household names all over the world. The Company’s business model is to use these social media websites to help sustain themselves, and in many situations, use these mediums as their primary source of generating revenue. Facebook and Twitter, as well as many other types of social media websites have become an excellent way of getting a business's message across at low costs.

The company intends to rely on social networking as a means of conducting public relations. We intend to create a Shop Eat Live customer group on these social media websites to keep our free registered subscribers informed about discounts businesses are offering on our website.

Loyalty Marketing

Loyalty marketing is based on strategic management. It is the approach to marketing in which a company offers incentives to customers in order to generate and maintain business revenue. Incentives can be in the form of vouchers, coupons, discounts, credits, repeat sales incentives, and multiple item sales incentives (such as buy 2 get 1 free).

The credit card industry uses points systems for frequent users of their cards to eventually redeem points for certain gifts. Nowadays, many retailers offer their own credit cards to customers in hopes of obtaining repeat business and offering deals on purchases. We intend to implement the concept of loyalty marketing into our business model by offering these incentives to our customers to refer friends to the products in our website, which we intend to implement in October of 2011.

Similar Business Models from the United States

Groupon.com depends on word of mouth and viral marketing. Groupon's concept consists of gathering a certain number of people together to each buy a certain product or service. The product or service up for sale will probably have a significant discount from its original price, usually in the range of 50% off. Due to people's social network, people can inform their friends that there is a deal going on, and from there the word spreads about the deal. If Groupon gathers enough people within a certain amount of time, everybody is able to buy the item at a discounted rate. If enough people do not sign up for the item, nobody gets anything, and nobody is charged for anything. The point at which enough people purchase the item and the deal becomes valid is called the "tipping point."

Groupon's business model specifies daily deals, so if enough of the item is purchased within one day, everyone who ordered the item would be able to purchase it at the discount rate. An example of how this works would be for an amusement park ticket. Groupon may post that a ticket normally selling for $60 to an amusement park in San Francisco is now selling for $30, and 500 people have to buy it. If the quota of 500 is filled in the specified time (one day), then everybody gets the tickets at the discounted price. If the quota is not filled, then the deal is void. On other websites, there may be a longer time limit or no time limit for the item at all, but the deal will only occur if when the item reaches the specified quota. The Groupon model features daily deals for certain cities and areas within the United States. One of its primary intentions is to help the local economy and help local businesses gain a wider customer base.

Other competitors to Groupon include LivingSocial, BuyWithMe, MyCityDeal, GroupSwoop, and TownHog. They all feature the same "Daily Deal" business model and have few distinctions. They all claim to be the place with the best deal in town. Each city only has a few deals per day, so it is not as if the customer can pick and choose anything that he or she wants. One distinction that LivingSocial has is the "free link" strategy. In this model, one buyer can send a link to his or her friends to a certain item. If three or more people purchase the item using that link, then that buyer will get the deal for free.

Since group buying is a relatively new concept in the U.S., as it started with Groupon and other websites in only late 2008. Therefore, the long term results of this concept are yet to be seen, and we cannot currently assure that this concept can sustain itself in the U.S.

Our Operations and Strategies

Business Model

We intend to find local Shop Eat Live restaurants, spas, or other businesses that are willing to provide large discounts when their products or services are promoted to our free subscribers. Our Company promotes the business by offering the vouchers online, and takes a portion of the money spent on them. Our major expenses will be related to marketing to the social media websites and brand awareness marketing campaigns. Our revenues will be directly related to the success of these marketing dollars and if traffic will be generated to our site, we believe that retaining a percentage of all the sales will result in revenues and potential profitability. At this time, our President has approached several local businesses in Las Vegas, Nevada that are willing to participate in the program prepared by the Company. However, no formal agreements have been signed with any business at this moment.

We plan to bring buyers and sellers together in a collaborative way that offers the consumer a large discount 40% to 80%, and brings businesses a large number of new customers. The plan is to save consumers money, and in return, generate increased revenue for the businesses we feature. We plan to establish standard contracts or arrangements for participating businesses and terms of use for participating consumers at the end of July 2011 once our beta tests are complete.

Our concept is that each day Shop Eat Live will present a different discount for a niche market item associated with our Company name. For instance, a “Shop” item, such as, leather coats, shoes, or general merchandise, an “Eat” item such as, restaurant gift certificates, and a “Live” item, such as, a spa treatment, or health club membership. The offers are marketed to our free subscribers by e-mail and through the use of social networks.

At this time we are not aware of any existing or probable governmental regulations which may have a material adverse effect on our business operations. If governmental regulations arise which impede our ability to conduct our business operations we may have to limit our business plan or cease operations.

We believe that we can implement our current business plan with our sole officer and director contributing 25 hours a week. In addition, we intend to hire additional employees upon generating limited revenue.

Website

Our website is presently being tested. We anticipate that our website will be fully functional by approximately the first week of July. We plan to begin to look at hiring commissioned sales staff to start marketing our website to merchants in order to initially keep costs down. Once we accumulate sales we will consider hiring full time staff around August 15, 2011, which we believe will cost approximately $2,000 per month. Our sole officer and director will handle our administrative duties. We expect to spend $2,500 for our office premises to be operational. We have begun our website development and have retained a website developer to create a state of the art website to promote our products. We expect to spend $30,000 for the website which will include graphics, back-end database, shopping cart, interactive links with Facebook and Twitter, search engine optimization, and links from our site.

Starting on April 15, 2011, we intend to accomplish in the next three months the following:

Post our web page and begin Hosting web site and maintenance includes; Server redundancy, security patches and upgrades, scheduled maintenance, 24/7/365 monitoring utilizing multiple connections to multiple providers on the internet backbone, 24 hour response time, 99.5% network uptime guarantee, nightly back-ups of data, weekly back-ups of website and all web-site testing.

Components of our system

•	eCommerce Setup
•	Payment Gateway Integration
•	Merchant Account Management
•	PCI Compliance
•	Linux Hosting Support
•	Module Installations and Configurations
•	Regional System – detects location of user
•	International System
•	Backend administration management tool
•	Affiliate System - Affiliate Marketing Dashboard
•	Commission System – Sales commission management
•	Deal creation and sales management dashboard
•	Integration code generation
•	Interface Development and Integration
•	Subscriber Account Login/Profile Management
•	Deal implementation
•	Commission distribution
•	Reporting Dashboard – Administration tool for managing activity
•	Marketing Dashboard – Tracking of deals in multiple locations
•	System diagnostics – Monitored Backups, Automated archiving of data
•	Social Media Integration
•	Feeds Integration

Starting on July 15, 2011, we intend to accomplish in the next three months the following:

Social Couponing Web Marketing Capabilities and General Features:

•	Referral System
•	Daily Deals Email Subscription for multiple cities
•	Social Media: Deal sharing through Facebook and Twitter
•	Email/Invite a friend option
•	Authorize.net: Void the authorization, if the deal is not completed.
•	Google Maps integration for businesses
•	One-page easy shopping cart system
•	Integrated with Authorize.net merchant Gateway by default
•	Recently closed deals can be viewed in a separate page
•	Ability to place the deals in advance
•	User account page with purchase history and account overview details with the ability to manage shipping addresses, password changes, and print invoices
•	Shopping Cart can be integrated with SSL certificates
•	Ability to add more pages using the backend system
•	Support all languages
•	Ability to add "Discuss the Deal" section for required deals
•	Follow links for Facebook and Twitter
•	Gift to friend - Deals can be bought for a friend

Additional Features:

•	Multiple admin accounts that can be created with different privileges
•	Unlimited number of cities or locations can be added with different deals
•	Offer more than one deal per day
•	Easy-to-use daily deals module in which the admin can specify start/end time, deal dates, and minimum and maximum purchase requirements
•	Ability to view all the user details and purchases
•	Functional reporting system
•	Recent deals can be added through the administrator module
•	Allows for longer timeline on deals – monthly deal

Sales and Marketing Strategy

Marketing Approach

We believe it is very important for us to generate website traffic. If enough people do not come to the website, it will be impossible for the company to survive. Enough people need to make purchases on the website in order for our business to be successful. Both businesses and customers alike need to be aware of the website's existence. Customers will only be aware of its existence if good deals are available from trusted businesses. Businesses will only be interested in using us as a medium if enough website traffic is generated. We refer to businesses as those who are willing to offer a minimum discount of at least 50% of their goods or services to the registered subscribers of our website. These businesses will share their profits with us and will gain exposure from our concept. Additionally, we refer our customers as those people who are willing to register as a subscriber on our website and who wish to receive daily updates to buy a product or service at a discount from businesses offering their product or service on our website.

Marketing Channels

We plan to aggressively market this concept to both businesses and consumers. We plan to take a bilateral approach to its marketing plan. It is important for the sales team to get across the message of "risk free" participation. Additionally, registered subscribers are likely to use this business repeatedly. In order for the Company to get in touch with various businesses willing to offer their goods and services, we intend to use the following channels:

•
Trade Shows - This is a highly effective medium, allowing the company to showcase itself, its abilities and its potential. Here it can make contact with local retailers and people involved in local industry.

•	E-mail solicitations - We will use email as a way of becoming known in the community. The Company will use software specifically designed to arrive in a business's email inbox and not in its spam box.

•
Personal visits from sales representatives - This is a method that will be highly effective. The company believes that will allow for efficiency, smooth operation, and put itself in direct contact with the businesses and major decision-makers.

•	Website - The website will have a section specifically designed for business accounts.

•	Traditional Advertising –Radio, Magazine and newspaper advertising is an effective way of reaching an audience that is involved in specific industries.

As for customers, the company will rely on the following channels:

•	Traditional Advertising - Billboards, magazine, and newspaper advertisement will be a popular way of "getting the world out" to the public.

•	Google Ads - This is a very effective way of advertising on the internet.

•
Word of Mouth - This is the most important channel to ensure survival of the company. If people are satisfied with the products, prices, values, companies they deal with, and customer service, then they are likely to tell other people about it.

•
Facebook and Twitter - We will try to forge relationships with social networking websites and try to spread the world through this method. Additionally, the company can advertise through these websites.

•
Viral Marketing - This is an effective way of getting the company's brand name out, and ensuring people will tell their friends about it. The company may use a marketing agency specifically designed in brand awareness to help accomplish this goal.

Pricing Strategies

At the launch of our website, traffic may be very low, so discounted offers will likely be at least maintained for example at 50% off the original price. As the site grows and word of mouth spreads about group buying, the company may be able to get higher discounts larger, than 80%. In order for that to happen, there must be traffic of several thousand customers a day, where a percentage of those will actually purchase the item being offered.

At the beginning, we intend to set a low commission taken by sales from our website, in order to get businesses to post offers on our website. The standard commission in this industry in the U.S. is 50% of the price of the deal after the discount. For example, if the original price of an item is $100, and the discount is $50, then the group buying website's cut is a negotiated percentage of that amount, which may be as high as half of the discounted price. In order for the business to make any profit from this, they have to sell a very large quantity of items. Additionally, the business must realize that it had widened its customer base, and if the registered subscribers are satisfied, they may be repeat customers.

Company Goals

We have a number of goals for our short term and long term future. Since we will be offering offers to the Las Vegas, Nevada area we anticipate generating hundreds of registered subscriber’s daily due to the tourism in the city. As the number of registered users increase we will begin to launch local markets across the United States in select cities.

Competitive Advantages

Our Competitive advantage is that we are going to promote local business offering three different relevant targeted deals per day one for a “Shop” at a retail store, an “Eat” at a restaurant, and a “Live” consisting of an activity, like a ride on a hot air balloon ride for example. We feel that by promoting three uniquely different types of businesses per day we will be able to increase our subscriber base and grow the company revenues.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of March 31, 2011. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Hal Sklar is the "Promoter” within the meaning of Rule 405 of Regulation C.

On February 10, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. Mr. Sklar has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind).

Board of Directors

Hal Sklar

Executive Officers

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Hal Sklar	52	Chief Executive Officer, President, Chief Financial Officer, Secretary	January 19, 2011

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

MANAGEMENT BIOGRAPHIES

Hal Sklar; Chief Executive Officer, President, Chief Financial Officer, Secretary

Background of Our Sole Officer and Director

On January 19, 2011, Mr. Hal Sklar was appointed president, principal accounting officer, principal executive officer, principal financial officer, secretary, treasurer and sole subscriber of our board of directors.

December 2009 to present, Mr Sklar has served as Vice President of Development for AArrow Inc reporting to the C. E.O. The company is located in San Diego California.  Hal has been responsible for developing the AArrow brand in over 40 domestic territories and five foreign countries.  He has been instrumental in providing sales, marketing and operational support to these markets while building the company’s internal infrastructure to accommodate and service the additional markets. He has also been involved in selling the companies signature advertising services to direct advertisers and through various advertising agencies and marketing companies.

June 2004 to December 2009, Mr. Sklar served as Brand Manager for Billboard Connection reporting to the C.E.O. The company is located in West Palm Beach Florida and is one of the brands of United Franchise Group. Hal built Billboard Connection into a global advertising agency franchise specializing in the placement for its clients advertising on all different types of outdoor advertising products. He wrote operation manuals, made updates to the disclosure document and built the brand from one location in Atlanta to over 100 locations in multiple countries. He also sold multi- market advertising campaigns while providing sales, marketing and operational support to all markets. Additionally, he oversaw the building of a website that allowed all markets to easily access the company’s sales and marketing collateral pieces.

From January 19, 2003 to June of 2004, Mr. Sklar has served as ATL Inc.’s Vice President of Operations reporting to the C.E.O. The company is located in Millersville Maryland. He was instrumental in providing the training, support and building the companies infrastructure to handle the growth of the company, customer relations, field support, and the royalty department were direct reports which comprised of over 50 employees. Mr. Sklar was primarily responsible for training, support and leadership to the franchisees, and the company employees as well as corporate field and office staff.

None of the companies referred to above are parents, subsidiary corporations or other affiliates of Shop Eat Live, Inc.

During the past ten years, Mr. Sklar has not been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) Engaging in any type of business practice; or

iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i) Any Federal or State securities or commodities law or regulation; or

ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its subscribers or persons associated with a subscriber.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. Further, because we have just started our operations and have yet to generate any revenues, at the present time, we believe the services of a financial expert are not warranted. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Hal Sklar. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprise of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 423 31st Street Newport Beach, California 92663. The Company's telephone number is: 1-876-775-6074

As of March 31, 2011 there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%: Hal Sklar.

The following table sets forth the compensation paid by us from January 19, 2011 (inception) through March 31, 2011 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

RENUMERATION OF OFFICERS AND DIRECTORS

Compensation of Officers

Our sole officer is not compensated for his services. There are no contractual arrangements with any officer.

We have no employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations and generate revenue.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Executive Officer's Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Hal Sklar	2011	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
President and Director

We have no employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations and generate revenue.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The subscriber of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any subscriber of the board of directors. We have no director's service contracts.

Director's Compensation Table

Fees
		Earned				Nonqualified
		or			Non-Equity	Deferred
		Paid in	Stock	Option	Incentive Plan	Compensation	All Other
		Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
Hal Sklar	2010	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
President and Director

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Mr. Sklar.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 423 31st Street Newport Beach, California 92663. The Company's telephone number is 876-775-6074.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Hal Sklar	18,000,000	8,000,000	10,000,000	55%
Total Officers, Directors and Significant Shareholders as a group	18,000,000	8,000,000	10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile 727-290-3961,

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of March 31, 2011, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

COMMON STOCK: The securities being offered by the selling security holder are shares of our Common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SHOP EAT LIVE, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Shop Eat Live, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on January 19, 2011, through March 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shop Eat Live, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on January 19, 2011, through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $90,398, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

http://www.mkacpas.com
Houston, Texas
April 22, 2011

SHOP EAT LIVE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31,
2011
ASSETS

Current assets:
Cash	$28,887
Prepaid expenses	4,500
Total current assets	33,387

Total assets	$33,387

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
Accounts Payable	$4,500
Accrued interest	1,185
Note payable, related party	100
Notes payable	100,000
Total current liabilities	105,785

Stockholder's equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 90,000,000 shares
authorized, 18,000,000 shares issued and outstanding	18,000
(Deficit) accumulated during development stage	(90,398)
Total stockholder's equity (deficit)	(72,398)

Total liabilities and stockholder's equity (deficit)	$33,387

The accompanying notes are an integral part of these financial statements.

SHOP EAT LIVE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

January 19, 2011
(inception) to
March 31, 2011

Revenue	$-

Operating expenses:
General and administrative	113
Advertising and public relations	22,500
Professional fees	45,500
Website development costs	21,100

Total operating expenses	89,213

Net operating loss	(89,213)

Other income (expense):
Interest expense	(1,185)

Loss before provision for income taxes	(90,398)

Provision for income taxes	-

Net loss	$(90,398)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$(0.01)

The accompanying notes are an integral part of these financial statements.

SHOP EAT LIVE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

						(Deficit)
						Accumulated
					Additional	During	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Equity (Deficit)
Common stock sold to founder at $0.001 per share	-	$-	18,000,000	$18,000	$-	$-	$18,000

Net income from January 19, 2011 (inception) to March 31, 2011	-	-	-	-	-	(90,398)	(90,398)

Balance, March 31, 2011	-	$-	18,000,000	$18,000	$-	$(90,398)	$(72,398)

The accompanying notes are an integral part of these financial statements.

SHOP EAT LIVE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

January 19, 2011
(inception) to
March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(90,398)
Adjustments to reconcile net income
to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(4,500)
Increase (decrease) in liabilities:
Accounts Payable	4,500
Accrued interest	1,185

Net cash used in operating activities	(89,213)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable, related party	100
Proceeds from notes payable	100,000
Proceeds from sale of common stock	18,000

Net cash provided by financing activities	118,100

NET CHANGE IN CASH	28,887

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$28,887

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Shop Eat Live, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Shop Eat Live, Inc. (“the Company”) was incorporated in the state of Nevada on January 19, 2011 (“Inception”). The Company was formed to advertise daily deals via the internet in the Las Vegas area. The Company will market Shop Eat Live on the internet to free subscribing individuals.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year end of March 31.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at January 19, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from January 19, 2011 (inception) to March 31, 2011.

Revenue Recognition
Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses approximated $22,500 for the period from January 19, 2011 (inception) to March 31, 2011.

Shop Eat Live, Inc.
(A Development Stage Company)
Notes to Financial Statements

Website Development Costs
The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

4)	Initial stage (planning), whereby the related costs are expensed.

5)
Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

6)
Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

All website development costs from inception through the date of this report have been incurred pursuant to the initial planning stage. As a result, all costs have been expensed as incurred.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recently Issued Accounting Pronouncements
In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. These changes become effective for the Company upon inception on January 19, 2011. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. These changes become effective for the Company upon inception on January 19, 2011. The adoption of this ASU did not have a material impact on our financial statements.

Shop Eat Live, Inc.
(A Development Stage Company)
Notes to Financial Statements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, "Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)" (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception on January 19, 2011. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $90,398 and a working capital deficit of $72,398 as of March 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

Shop Eat Live, Inc.
(A Development Stage Company)
Notes to Financial Statements

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On February 7, 2011, the Company received an unsecured loan in the amount of $100, bearing interest at 8% and due on demand from the Company’s founder and CEO.

On February, 10, 2011, the Company sold 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000 from the Company’s founder and CEO.

Note 4 – Note Payable, Officer

On January 13, 2011, the Company received an unsecured loan in the amount of $100, bearing interest at 8% and due on demand from the Company’s founder and CEO, Hal Sklar. The Company has accrued interest related to the debt of $1 as of March 31, 2011.

Note 5 – Notes Payable

On February 5, 2011, the Company received total loans in the amount of $100,000, consisting of $50,000 each from Eleanor Gorski and Victor Loehrer. The unsecured notes, bearing interest at 8%, are due on August 5, 2011. The Company has accrued interest related to these loans in the total amount of $1,184 as of March 31, 2011.

Note 6 – Stockholder’s Equity

On January 19, 2011, the founder of the Company established 90,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company’s founder established 10,000,000 authorized shares of $0.001 par value preferred stock.

Common stock
On February 10, 2011, the Company sold 18,000,000 founder’s shares at the par value of $0.001 per share in exchange for proceeds of $18,000.

Note 7 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the fiscal year ended March 31, 2011, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At March 31, 2011, the Company had approximately $69,300 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company’s deferred tax asset are as follows:

March 31
2011
Deferred tax assets:
Net operating loss carry forwards	$24,250

Net deferred tax assets before valuation allowance	24,250
Less: Valuation allowance	(24,250)
Net deferred tax assets	$-

Shop Eat Live, Inc.
(A Development Stage Company)
Notes to Financial Statements

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at March 31, 2011, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

March 31,
2011

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 8 – Subsequent Events

There have been no subsequent events to report in accordance with ASC 855-10.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Legal Fees and Expenses	$29,000
Audit and Accounting Fees	9,500
Printing and Filing Costs	1,500
Total	$40,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On February 10, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Hal Sklar, the founder of the Company, who is a sophisticated individual.  Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Leo Moriarty, Attorney, April 22, 2011
10.1	Loan agreement, Eleanor Gorski
10.2	Loan agreement, Victor Loehrer
10.3	Loan agreement, Hal Sklar, CEO
23.1	Consent of M&K CPAS, PLLC, April 22, 2011

ITEM 17. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Long Beach California, on this 22nd, day of April, 2011.

SHOP EAT LIVE, INC.

By: /s/ Hal Sklar
Hal Sklar
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hal Sklar	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2011
Hal Sklar	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of incorporation
3.2	Bylaws
5.1	Legal Opinion of Leo Moriarty, Attorney, April 22, 2011
10.1	Loan agreement, Eleanor Gorski
10.2	Loan agreement, Victor Loehrer
10.3	Loan agreement, Hal Sklar, CEO
23.1	Consent of M & K CPAS, PLLC, April 22, 2011